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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   March 12, 2003
                                                         -----------------------

                           BOSTON LIFE SCIENCES, INC.
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             (Exact name of registrant as specified in its charter)

               Delaware                       0-6533            87-0277826

    (State or Other Jurisdiction of        (Commission         (IRS Employer
            Incorporation)                 File Number)      Identification No.)

                         20 Newbury Street, 5th Floor        02116
                         Boston, Massachusetts
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               (Address of principal executive offices)     (Zip Code)

Registrant's telephone number:      (617) 425-0200
                               -------------------------------------------------

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Item 5.   Other Events

Private Placement

     On March 12, 2003, Boston Life Sciences, Inc. issued and sold an aggregate of 10,000,000 shares of its common stock at a purchase price of $1.00 per share in a private placement. The investors in the private placement included Robert
L. Gipson, partners and employees of Ingalls & Snyder LLC and other individual investors. The Company is obligated to file a registration statement covering the resale of the shares if requested by the investors and may be required to include the shares in future registrations of securities by the Company.

     In connection with the private placement, two existing securityholders of the Company, Ingalls & Snyder Value Partners, L.P. and Robert L. Gipson, agreed to restrictions on the voting of any shares of common stock issued to them prior to June 1, 2005 pursuant to their conversion or exercise of certain outstanding convertible notes and warrants of the Company. These restrictions provide that if either securityholder converts or exercises all or any portion of the convertible notes and warrants prior to June 1, 2005, such securityholder will not (a) vote the shares of common stock received upon such conversion or exercise, (b) deposit any such common stock in a voting trust, or subject such common stock to any other arrangement or agreement with respect to voting, or
(c) communicate with or seek to advise or influence any other person with respect to the solicitation or voting of such common stock in opposition to any matter that has been recommended by the Board of Directors or in favor of any matter that has not been approved by the Board of Directors.

     In recognition of these restrictions, the Company has amended its Rights Agreement, dated as of September 11, 2001, between the Company and Continental Stock Transfer & Trust Company, as rights agent, as amended, to provide that prior to June 1, 2005, these securityholders and their affiliates will be deemed not to beneficially own the convertible notes and warrants and any common stock issued or issuable upon their conversion or exercise for purposes of the Rights Agreement.

     As a result of the private placement, the conversion price of the Company's outstanding convertible notes has been reduced to $1.00 per share in accordance with the antidilution provisions of the notes.

     The Company did not incur any placement agent fees in connection with the private placement.

     The Company's press release announcing the private placement and the definitive agreements are filed as exhibits to this report. This summary description of the private placement is qualified in its entirety by reference to the documents filed as exhibits.

Election of New Chief Executive Officer

     On March 12, 2003, the Company announced that Dr. Robert J. Rosenthal has been elected to the position of Chief Executive Officer by the Board of Directors of the Company. David Hillson, the Company's Chairman and current Chief Executive Officer, will remain

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Chairman of the Board of Directors. The Company's press release announcing this election is filed as an exhibit to this report

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits:

     99.1 Press Release issued by the Company on March 12, 2003 (private placement).

     99.2 Press Release issued by the Company on March 12, 2003 (election of Dr. Rosenthal).

     99.3 Common Stock Purchase Agreement, dated as of March 12, 2003, by and among the Company and the investors named therein.

     99.4 Second Addendum to Registration Rights Agreement, dated as of March 12, 2003, by and among the Company and the investors named therein (Exhibit A to Purchase Agreement).

     99.5 Letter Agreements, each dated as of March 12, 2003, by and among the Company and the securityholders named therein (Exhibit B to the Purchase Agreement).

     99.6 Amendment No. 3 to Rights Agreement dated as of March 12, 2003, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (Exhibit C to the Purchase Agreement).

     99.7 Officer's Certificate of Adjustment of the Conversion Price of 10% Convertible Senior Secured Promissory Notes (Exhibit D to Purchase Agreement).

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BOSTON LIFE SCIENCES, INC.

Date:   March 13, 2003                By: /s/ Robert J. Rosenthal
                                          ---------------------------------
                                          Robert J. Rosenthal
                                          President and Chief Executive Officer

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                                  EXHIBIT INDEX

     The following designated exhibits are incorporated by reference or filed with this report, as indicated:

     99.1 Press Release issued by the Company on March 12, 2003 (private placement).

     99.2 Press Release issued by the Company on March 12, 2003 (election of Dr. Rosenthal).

     99.3 Common Stock Purchase Agreement, dated as of March 12, 2003, by and among the Company and the investors named therein.

     99.4 Second Addendum to Registration Rights Agreement, dated as of March 12, 2003, by and among the Company and the investors named therein (Exhibit A to Purchase Agreement).

     99.5 Letter Agreements, each dated as of March 12, 2003, by and among the Company and the securityholders named therein (Exhibit B to the Purchase Agreement).

     99.6 Amendment No. 3 to Rights Agreement dated as of March 12, 2003, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (Exhibit C to the Purchase Agreement).

     99.7 Officer's Certificate of Adjustment of the Conversion Price of 10% Convertible Senior Secured Promissory Notes (Exhibit D to Purchase Agreement).